TRANSACTION ADVISORY AGREEMENT

      THIS TRANSACTION ADVISORY AGREEMENT (this "Agreement"), dated as of April 21, 1998, is entered into by and between DIAMOND BRANDS INCORPORATED, a Minnesota corporation ("DBI") and
SEAVER KENT & COMPANY LLC ("SKC").

      DBI and SKC agrees as follows:


      1. Recapitalization Fee. In consideration for the advisory services rendered by SKC to DBI in connection with the Recapitalization Agreement, dated March 3, 1998, among Seaver Kent-TPG Partners L.P. and Seaver Kent I Parallel, L.P., DBI and the shareholders of DBI listed on Exhibit A thereto (the "Recapitalization Agreement"), DBI shall pay to SKC or its designees, upon the consummation of the transactions contemplated by the Recapitalization Agreement, a fee of $2,750,000 in cash.

      2. Future Transactions. DBI shall request that SKC render to it financial advisory services in connection with any acquisition of the assets or capital stock or other ownership interests of or in any other entity or person or any merger or combination therewith (a "Transaction"). SKC shall have the option of accepting an engagement by DBI to render advisory services in connection with any Transaction. If SKC accepts such engagement, DBI shall pay to SKC, as compensation for such services, advisory fees, payable in cash upon consummation of the Transaction, in an amount equal to 1.5% of the "transaction value" of the Transaction. For these purposes the "transaction value" shall be equal to the aggregate amount of consideration paid in the Transaction, including, without limitation, the aggregate amount of funds needed to complete the Transaction, whether to be paid in the form of consideration, to refinance debt, debt, preferred stock, options or similar items assumed or to pay costs or expenses (excluding any fees payable pursuant to this Agreement and any fees, if any, paid to any other person or entity for financial advisory investment banking, brokerage or similar services in connection with the Transaction).

      SKC may, in its sole discretion, waive all or any portion of the fees related to any Transaction or agree to a fee in a different amount or on a different basis.

      DBI shall make available to SKC all financial and other information concerning its business and operations that SKC reasonably requests as well as any other information relating to any Transaction prepared by DBI or any of its other advisors. In performing its services hereunder SKC shall be entitled to rely without investigation upon all information that is available from public sources as well as all other information supplied to it by or on behalf of DBI or its advisors or an acquisition target or potential acquisition target or its advisors and shall not in any respect be responsible for the accuracy or completeness of, or have any obligation to verify, the same.


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      3.  Term of Agreement. This Agreement shall remain in
effect until the tenth anniversary of the date of this Agreement; provided, however, that SKC may elect to terminate this Agreement at any time hereafter and for any reason upon 30 days' written notice to DBI.

      4. Indemnification. DBI shall indemnify SKC and its respective partners, principals, members, employees, directors, officers, representatives and consultants (collectively, "Agents") against, and shall defend against, save and hold each of them harmless from, all claims, actions, proceedings, demands, liabilities, damages, judgments, assessments, losses and costs, including fees and expenses (including all legal costs and expenses relating thereto) arising out of or in connection with, this Agreement or any act performed or omitted to be performed by SKC or any Agent under or pursuant to this Agreement. When acting within the scope of this Agreement, SKC and each Agent shall be deemed an agent of DBI solely for purposes of indemnification under the Certificate of Incorporation and Bylaws of Cascade.

      5. Assignment. No party may assign its rights or obligations under this Agreement without the prior written consent of the other.

      6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of laws thereunder.

      7. Amendment. This Agreement can be modified or amended only by a writing signed by the parties hereto.


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                              DIAMOND BRANDS INCORPORATED



                               By:  /s/ Naresh K. Nakra
                                   --------------------------
                                    Name:  Naresh K. Nakra
                                    Title: President


                               SEAVER KENT & COMPANY, LLC



                               By:  /s/ Bradley R. Kent
                                   --------------------------
                                    Name:  Bradley R. Kent
                                   Title:  Managing Member


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